                                                                     EXHIBIT 2.1


                                                                  EXECUTION COPY





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              DIGITAL IMPACT, INC.

                         CANDLESTICK ACQUISITION CORP.,

                                MINESHARE, INC.,

                            THE FOUNDING SHAREHOLDER,

                  DAVID MARIANI, AS SHAREHOLDER REPRESENTATIVE,

             AND COMPUTERSHARE INVESTOR SERVICES, AS EXCHANGE AGENT


                            DATED AS OF JULY 19, 2000

                                TABLE OF CONTENTS

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                                                                                              PAGE
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
ARTICLE I THE MERGER.............................................................................2
        1.1    The Merger........................................................................2
        1.2    Effective Time....................................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Articles of Incorporation; Bylaws.................................................2
        1.5    Directors and Officers............................................................3
        1.6    Effect on Capital Stock...........................................................3
        1.7    Dissenting Shares for Holders of Company Capital Stock............................5
        1.8    Surrender of Certificates.........................................................5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE FOUNDING SHAREHOLDER............8
        2.1    Organization of the Company.......................................................8
        2.2    Company Capital Structure.........................................................8
        2.3    Subsidiaries......................................................................9
        2.4    Authority; No Conflicts...........................................................9
        2.5    Company Financial Statements.....................................................10
        2.6    No Undisclosed Liabilities.......................................................11
        2.7    No Changes.......................................................................11
        2.8    Tax and Other Returns and Reports................................................11
        2.9    Restrictions on Business Activities..............................................13
        2.10   Title to Properties; Absence of Liens and Encumbrances...........................13
        2.11   Intellectual Property............................................................14
        2.12   Agreements, Contracts and Commitments............................................16
        2.13   Interested Party Transactions....................................................17
        2.14   Compliance with Laws.............................................................18
        2.15   Litigation.......................................................................18
        2.16   Insurance........................................................................18
        2.17   Minute Books.....................................................................18
        2.18   Environmental Matters............................................................19
        2.19   Brokers' and Finders' Fees; Third Party Expenses.................................19
        2.20   Employee Matters and Benefit Plans...............................................20
        2.21   Bank Accounts, Powers, etc. .....................................................24
        2.22   Third Party Expenses.............................................................24
        2.23   Representations Complete.........................................................24

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER REPRESENTATIVE.........24
        3.1    Shareholder Representations and Covenants........................................24
        3.2    Restrictions on Transfer.........................................................26

                                TABLE OF CONTENTS
                                   (CONTINUED)

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                                                                                              PAGE
                                                                                              ----

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..............................27
        4.1    Organization, Standing and Power.................................................27
        4.2    Authority........................................................................28
        4.3    SEC Reports......................................................................28
        4.4    Valid Issuance...................................................................28
        4.5    No Conflicts.....................................................................28
        4.6    No Changes.......................................................................29

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME...................................................29
        5.1    Conduct of Business of the Company...............................................29
        5.2    No Solicitation..................................................................33

ARTICLE VI ADDITIONAL AGREEMENTS................................................................33
        6.1    Restrictions on Transfer.........................................................33
        6.2    Access to Information............................................................34
        6.3    Confidentiality..................................................................34
        6.4    Expenses.........................................................................34
        6.5    Public Disclosure................................................................34
        6.6    Consents.........................................................................34
        6.7    FIRPTA Compliance................................................................35
        6.8    Reasonable Efforts...............................................................35
        6.9    Notification of Certain Matters..................................................35
        6.10   Additional Documents and Further Assurances......................................35
        6.11   Reorganization...................................................................36
        6.12   Quotation of Parent Common Stock on Nasdaq.......................................36
        6.13   Employee Benefits................................................................36
        6.14   Company Options..................................................................37
        6.15   Option Acceleration..............................................................37

ARTICLE VII CONDITIONS TO CLOSING...............................................................37
        7.1    Conditions to Obligations of Each Party to Effect the Merger.....................37
        7.2    Conditions to Obligations of the Company.........................................38
        7.3    Conditions to the Obligations of Parent and Merger Sub...........................38

ARTICLE VIII INDEMNIFICATION....................................................................40
        8.1    Indemnification by Company Shareholders..........................................40
        8.2    Indemnification by Parent........................................................40
        8.3    Procedure........................................................................41
        8.4    Limitation on Indemnification; Escrow............................................42


                                                                                              PAGE
                                                                                              ----
ARTICLE IX TERMINATION OF OBLIGATIONS...........................................................44
        9.1    Termination of Agreement.........................................................44
        9.2    Effect of Termination............................................................44

ARTICLE X DEFINITIONS...........................................................................45
        10.1   Definitions......................................................................45

ARTICLE XI GENERAL PROVISIONS...................................................................56
        11.1   Notices..........................................................................56
        11.2   Interpretation...................................................................58
        11.3   Counterparts.....................................................................58
        11.4   Entire Agreement; Assignment.....................................................58
        11.5   Severability.....................................................................58
        11.6   Other Remedies...................................................................58
        11.7   Governing Law....................................................................59
        11.8   Rules of Construction............................................................59
        11.9   Specific Performance.............................................................59
        11.10  Shareholder Representative.......................................................59
        11.11  Amendments; Waivers..............................................................60
        11.12  Survival.........................................................................60
        11.13  No Third Party Beneficiaries.....................................................60
        11.14  Contingent Investment............................................................60

                                    EXHIBITS



Exhibit A    Form of Non-Competition Agreement

Exhibit B    Form of Shareholders' Agreement

Exhibit C    Form of Agreement of Merger

Exhibit D    Form of Escrow Agreement

Exhibit E    Form of Registration Rights Agreement

Exhibit F    Form of Opinion of Counsel to Parent

Exhibit G    Form of Opinion of Counsel to the Company

                                                                  EXECUTION COPY



                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of July 19, 2000 among Digital Impact, Inc., a Delaware corporation ("Parent"), Candlestick Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), MineShare, Inc., a California corporation (the "Company"), David Mariani (the "Founding Shareholder"), David Mariani, as representative of all the shareholders of the Company ("Shareholder Representative"), and ComputerShare Investor Services, as Exchange Agent. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Article X hereof.

                                    RECITALS

        A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each such company and their respective shareholders that Parent acquire the Company through a merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of Capital Stock of the Company shall be converted into the right to receive shares of Parent Common Stock.

        C. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.

        D. Parent and Merger Sub are unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution of delivery hereof, (i) certain key employees of the Company enter into Non-competition Agreements substantially in the form attached hereto as Exhibit A with Parent and (ii) certain holders of Company Capital Stock enter into the Shareholders' Agreement, substantially in the form attached hereto as Exhibit B.

        E. The Company, the Founding Shareholder or the Shareholder Representative, Parent and Merger Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Code and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and a wholly owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9.1, the closing of the Merger (the "Closing") will take place as promptly as practicable, but no later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VII, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Agreement of Merger with the Secretary of State of the State of California and the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of applicable law (the time of acceptance of the last of such filings being referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the California Code and Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

        1.4 Articles of Incorporation; Bylaws. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the California Code and as provided in such articles of incorporation. Unless otherwise determined by Parent prior to the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation at the Effective Time, until thereafter amended in accordance with the California Code and as provided in the articles of incorporation of the Surviving Corporation and such bylaws.

        1.5 Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the California Code and the articles of incorporation and bylaws of the Surviving Corporation until their successors are duly elected and qualified. The officers of Merger Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

        1.6    Effect on Capital Stock. At the Effective Time, subject to
Section 1.7 hereof, by virtue of the Merger, and without any action on the part of Merger Sub, the Company, or the holders of any of the following securities:

               (a) Conversion of Company Common Stock. Each outstanding share of Company Common Stock, other than any shares to be cancelled pursuant to
Section 1.6(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the Certificate represented by such share of Company Common Stock in accordance with Section 1.8, a number of shares of Parent Common Stock equal to the Common Stock Exchange Ratio.

               (b) Conversion of Company Series A Preferred Stock. Each outstanding share of Company Series A Preferred Stock, other than any shares to be cancelled pursuant to Section 1.6(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the Certificate represented by such share of Company Series A Preferred Stock in accordance with Section 1.8, a number of shares of Parent Common Stock equal to the Series A Exchange Ratio.

               (c) Conversion of Company Series B Preferred Stock. Each outstanding share of Company Series B Preferred Stock, other than any shares to be cancelled pursuant to Section 1.6(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the Certificate represented by such share of Company Series B Preferred Stock in accordance with Section 1.8, a number of shares of Parent Common Stock equal to the Series B Exchange Ratio.

               (d) Conversion of Company Series C Preferred Stock. Each outstanding share of Company Series C Preferred Stock, other than any shares to be cancelled pursuant to Section 1.6(h) hereof, shall be cancelled and extinguished, and automatically converted into the right to receive upon surrender of the Certificate represented by such share of Company Series C Preferred Stock in accordance with Section 1.8, a number of shares of Parent Common Stock equal to the Series C Exchange Ratio. The aggregate number of shares of Parent Common Stock referred to in Section 1.6(a) through (d) above is referred to herein collectively as the "Merger Consideration."

               (e) Assumption of Company Options. At the Effective Time, the Company's obligations with respect to each outstanding Company Option shall be assumed by Parent. The Company Options assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in the Company Stock Plan and stock option agreements pursuant to which such Company Options were issued as in effect immediately prior to the Effective Time, except that (a) the number of shares for which such Company Option shall be exercisable shall equal the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time (rounded down to the nearest whole number), and (b) the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio (rounded up to the nearest whole cent). The date of grant shall be the date on which the Company Option was originally granted.

               (f) Company Warrants. At the Effective Time, the Company's obligations with respect to the Company Warrants may be assumed by Parent, unless the terms of any Company Warrant provide that such Company Warrant must be assumed by Parent, in which case such Company Warrant shall be assumed by Parent. Any Company Warrant assumed by Parent shall continue to have, and be subject to, the same terms and conditions set forth in such Company Warrant as in effect immediately prior to the Effective Time, except that (a) the number of shares for which such Company Warrant shall be exercisable shall equal the product of the applicable Exchange Ratio and the number of shares subject to such Company Warrant immediately prior to the Effective Time (rounded down to the nearest whole number), and (b) the per share exercise price for the shares of Parent Common Stock issuable upon the exercise of such assumed Company Warrant shall be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the applicable Exchange Ratio (rounded up to the nearest whole cent).

               (g) Fractional Shares. No fraction of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each shareholder of the Company who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder, it being the intention of the parties that no holder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock) shall receive from Parent an amount of cash (rounded to the nearest cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Average Stock Price.

               (h) Cancellation of Parent-Owned and Company-Owned Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of the Company owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary thereof immediately prior to the Effective Time, shall be cancelled and extinguished without any conversion thereof.

               (i) Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (j) Limitation on Consideration. In no event shall the value of the number of shares of Parent Common Stock exchanged for shares of Company Capital Stock, Company Options, Company Warrants and Company Convertible Securities exceed $30,589,400.

        1.7    Dissenting Shares for Holders of Company Capital
Stock. (a) Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the California Code.

               (b) Notwithstanding the provisions of subsection (a), if any holder of shares of capital stock of the Company who demands appraisal of such shares under the California Code shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock as provided in Section 1.6 (and subject to the provisions of the Escrow Agreement), without interest thereon, upon surrender of the Certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to the California Code and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the California Code. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands. Parent shall have full recourse (subject to the limitations described in Section 8.4 below) to the Escrow Fund (as defined in the Escrow Agreement) for the amount, if any, paid by the Company or Parent in respect of Dissenting Shares to any Company Shareholder in excess of the amount such shareholder would have received from Parent had such shareholder not made a demand for appraisal.

        1.8 Surrender of Certificates (a) Exchange Agent. Computershare Investor Services shall be the Exchange Agent in the Merger.

               (b) Parent to Provide Parent Common Stock. Prior to the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable to Company Shareholders pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock, less the Escrow Amount which Parent shall deposit into the Escrow Fund (as defined in the Escrow Agreement) on behalf of the Company Shareholders. The portion of the Escrow Amount contributed on behalf of each Company Shareholder shall be in proportion to the aggregate number of shares of Parent Common Stock each such Company Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock immediately prior to the Effective Time.

               (c) Exchange Procedures. As soon as practicable following the Closing, Parent shall cause to be mailed to each Company Shareholder (i) a letter of transmittal (which shall be in such form and contain such provisions as Parent may reasonably specify and shall specify that delivery shall be effected, and risk of loss and title to the Certificates which immediately prior to the Effective Time represent outstanding shares of Company Capital Stock whose shares are converted into the right to receive such Company Shareholder's pro rata portion of the Merger Consideration pursuant to Section 1.6, shall pass, only upon delivery of the Certificates to the Exchange Agent at the Closing) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing such Company Shareholder's pro rata portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Company Shareholder shall be entitled to receive, and the Exchange Agent shall promptly deliver in exchange therefor, a certificate representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.6 (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.8(b)), and the Certificate so surrendered shall forthwith be canceled; provided, however, that no certificates representing shares of Parent Common Stock to be issued in the Merger shall be delivered to any Company Shareholder prior to the acceptance and approval of the Agreement of Merger by the Secretary of State of the States of California and Delaware. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of the Escrow Agreement, Parent shall cause to be distributed to the Escrow Agent (as defined in the Escrow Agreement) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in the Escrow Agreement. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends (subject to the provisions of Section 1.8(d) below), to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted.

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock, plus the amount of dividends or other distributions (without interest) with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered.

               (f) Lost, Stolen or Destroyed Certificates. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the delivery by the holder thereof of an affidavit of that fact by the holder thereof containing customary indemnification provisions and other deliveries or fees required by the Exchange Agent to be paid by the holder of any such Certificate, such shares of Parent Common Stock as required pursuant to Section 1.6.

               (g) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither Parent nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) No Further Ownership Rights in Company Capital Stock. The shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock outstanding prior to the Effective Time, and there shall be no further registration of transfers on the records of Parent of shares of Company Capital Stock that were outstanding prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this Article I.

               (i) Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Merger Sub, the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                            THE FOUNDING SHAREHOLDER

        The Company and the Founding Shareholder severally represent and warrant to Parent and Merger Sub as follows:

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be material. The Company has delivered a true and correct copy of its articles of incorporation and bylaws, each as amended to date, to Parent.

Section 2.1 of the Company Disclosure Letter correctly lists each jurisdiction in which the Company is, and is required to be, qualified or licensed to do business as a foreign person, as well as a true and correct list of the current directors and officers of the Company and their respective titles.

        2.2 Company Capital Structure. (a) Immediately prior to the Effective Time, the authorized capital stock of the Company consists of 36,500,000 shares of authorized Common Stock, of which 5,236,686 shares are issued and outstanding as of the date hereof, and 17,919,724 shares of authorized Preferred Stock, 2,819,724 of which are designated Series A Preferred Stock, of which 2,619,724 are issued and outstanding as of the date hereof, 6,350,000 of which are designated Series B Preferred Stock, of which 6,344,280 shares are issued and outstanding as of the date hereof, and 8,750,000 of which are designated Series C Preferred Stock, of which 8,210,294 shares are issued and outstanding as of the date hereof. The Company Capital Stock is held of record by the persons, with the addresses of record and in the amounts set forth in Section 2.2(a) of the Company Disclosure Letter. All outstanding shares of Preferred Stock of the Company are convertible into shares of Common Stock of the Company on the basis of one share of Common Stock of the Company for each one share of Preferred Stock of the Company. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the articles of incorporation or bylaws of the Company or any agreement to which the Company is a party or by which it is bound. Any shares of Company Capital Stock which were issued and reacquired by the Company were so reacquired (and if reissued, so reissued) in compliance with all applicable laws, and the Company does not have any outstanding obligation or liability with respect thereto.

               (b) Immediately prior to the Effective Time, the Company has reserved 3,372,630 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,982,917 shares are subject to outstanding, unexercised options as of the date hereof and 1,017,387 shares remain available for future grant. Section 2.2(b) of the Company Disclosure Letter sets forth for each outstanding Company Option and Company Convertible Security, the name of the holder of such option or security, the domicile address of such holder, the number of shares of Common Stock subject to such option or security, the exercise price of such option or security and the vesting schedule for such option or security, including the extent vested to date and whether the exercisability of such option or security will be accelerated and become exercisable by reason of the transactions contemplated by this Agreement. Except as set forth in Section 2.2(b) of the Company Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and Company Convertible Securities have been or will be given, or shall have properly waived, any required notice prior to the Merger, and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all capital stock of the Company and rights to acquire or receive such capital stock.

        2.3 Subsidiaries. Except as set forth in Section 2.3 of the Company Disclosure Letter, the Company does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4    Authority; No Conflicts.

               (a) Subject only to the requisite approval of the Merger and this Agreement by the Company Shareholders (which will be received prior to the Effective Time), the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company Shareholders to duly approve the Merger and this Agreement is a majority of the outstanding shares of Company Common Stock and a majority of the outstanding shares of each of the Company Series A Preferred, Company Series B Preferred, and Company Series C Preferred (each voting as a separate class). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company Shareholders (which will be received prior to the Effective Time). The Company's board of directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

               (b) Except as set forth in Section 2.4(b) of the Company Disclosure Letter, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time, or both):

                      (i) conflict with, contravene or result in any violation of any provision of the articles of incorporation or bylaws of the Company or any resolution adopted by the board of directors of the Company or the Company Shareholders,

                      (ii) conflict with, contravene, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in loss, suspension, withdrawal, modification or revocation of any benefit under, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets,

                      (iii) cause the Company to become subject to, or become liable for the payment of, any tax other than withholding taxes incurred and required to be paid in connection with the transactions contemplated by this Agreement,

                      (iv) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Entity, or

                      (v) impose or create any encumbrance upon or with respect to any of the assets owned or used by the Company.

               (c) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any of the events described in Section 2.4(b)(i) through (v) above) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations as set forth in Section 2.4(c) of the Company Disclosure Letter.

        2.5    Company Financial Statements.

               (a) Audited Financial Statements. The Company has delivered to Parent true, correct and complete copies of the audited balance sheets for the Company at December 31, 1997, 1998 and 1999 and the related statements of operations, changes in shareholders' equity and changes in financial position or cash flows for the period then ended (the "Audited Company Financials"). The Audited Company Financials have been examined by the Company's auditors whose reports thereon are included, and are correct in all respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Audited Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. Since December 31, 1999, there has been no change in any of the significant accounting policies, practices or procedures of the Company.

               (b) Unaudited Interim Financial Statements. The Company has delivered to Parent true, correct and complete copies of the unaudited balance sheets for the Company at June 30, 1999 and July 14, 2000 (the "Unaudited Company Financials" and, collectively with the Audited Company Financials, the "Company Financials"). The Unaudited Company Financials have been prepared in conformity with GAAP (except for the absence of notes and normal recurring year-end adjustments). The Unaudited Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

        2.6 No Undisclosed Liabilities. Except as set forth in Section 2.6 of the Company Disclosure Letter, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), except liabilities that (i) are reflected in the Company Financials, or (ii) were incurred after December 31, 1999 in the ordinary course of business and do not exceed $10,000 individually or $25,000 in the aggregate.

        2.7 No Changes. Since December 31, 1999, there has not been, occurred or arisen:

               (a) whether or not in the ordinary course of business, any change in or event affecting the Company that has had or may reasonably be expected to have a material adverse effect on the Business or capitalization of the Company, or

               (b) any Contract, condition, action or omission which would be prohibited by, or require consent under, Section 5.1 hereof had it existed, occurred or arisen after the date of this Agreement.

        2.8    Tax and Other Returns and Reports.

               (a)    Tax Returns and Audits.

                      (i) The Company has prepared and filed all required Returns concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                      (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue, (B) has withheld with respect to its employees and all other third parties all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (C) will not have incurred any liability for Taxes for the period commencing after the date of the Balance Sheet Date and ending immediately prior to the Closing Date, other than in the ordinary course of business.

                      (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) The Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet Date, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                      (vi) The Company has made available to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of the Company's incorporation.

                      (vii) There are (and as of immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes.

                      (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                      (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                      (x) There is no contract, agreement, plan or arrangement, including, but not limited to, the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

                      (xi) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xii) The Company (i) has never been a member of an affiliated group filing a consolidated federal income Return (other than a consolidated group the common parent of which is the Company), (ii) is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (iii) is not liable for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and
(iv) is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

                      (xiii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xiv) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                      (xv) No adjustment relating to any Return filed by the Company (and no claim by a tax authority in a jurisdiction in which the Company does not file returns that the Company may be subject to taxation by such jurisdiction) has been proposed formally or, to the knowledge of the Company or the Founding Shareholder, informally by any tax authority to the Company or any representative thereof.

                      (xvi) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        2.9 Restrictions on Business Activities. There is no Contract (noncompete or otherwise), commitment or Order to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any Business practice, any acquisition of property (tangible or intangible) by the Company or the conduct of the Business. Without limiting the foregoing, the Company has not entered into any Contract under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any company or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10   Title to Properties; Absence of Liens and Encumbrances.

               (a) The Company owns no real property, nor has it ever owned any real property. Section 2.10(a) of the Company Disclosure Letter sets forth a list of all real property currently, or at any time in the past, leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Financials or in Section 2.10(b) of the Company Disclosure Letter and except for liens for taxes not yet due and payable and such imperfections of title and Encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11   Intellectual Property.

               (a) No material Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

               (b) Section 2.11(b) of the Company Disclosure Letter is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United

States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

               (c) Except as set forth in Section 2.11(c) of the Company Disclosure Letter, the Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each material item of Company Intellectual Property or other Intellectual Property used by the Company free and clear of any lien or Encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

               (d) Except as set forth in Section 2.11(d) of the Company Disclosure Letter, the Company owns exclusively, and has good title to, all copyrighted works that are the Company products or which the Company otherwise expressly purports to own.

               (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of, and is the exclusive owner of or
(ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

               (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to the Company Intellectual Property, to any third party.

               (g) Section 2.11(g) of the Company Disclosure Letter lists all material contracts, licenses and agreements to which the Company is a party (i) with respect to the Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

               (h) All material contracts, licenses and agreements relating to Company Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term any of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

               (i) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products and services currently under development) has not, does not and to the best of the Company's knowledge, will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

               (j) The Company has not received notice from any third party that the operation of the business of the Company or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

               (k) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

               (l) The Company has taken reasonable steps to protect the Company's rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality and invention assignment agreement and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

        2.12 Agreements, Contracts and Commitments. The Company does not have, is not a party to nor is it bound by:

                      (i)    any collective bargaining Contract,

                      (ii) any Contract that contains any severance pay or post-employment Liabilities or obligations,

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                      (iv) any employment or consulting Contracts with an employee or individual consultant or salesperson or any consulting or sales under which any firm or other organization provides services to the Company,

                      (v) any Contract or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                      (vi)   any fidelity or surety bond or completion bond,

                      (vii) any lease of personal property having a value individually in excess of $10,000,

                      (viii) any Contract of indemnification or guaranty,

                      (ix) any Contract containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                      (x) any Contract relating to capital expenditures and involving future payments in excess of $10,000,

                      (xi) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other Contracts or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                      (xiii) any purchase order or Contracts involving $10,000 or more,

                      (xiv)  any construction contracts,

                      (xv) any distribution, joint marketing or development Contracts,

                      (xvi) any Contracts pursuant to which the Company has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code,

                      (xvii) any Contracts pursuant to which the Company has developed and/or delivered or has received funds from any Governmental Entity to develop and/or deliver any Intellectual Property, or

                      (xviii) any other Contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Section 2.12(b) of the Company Disclosure Letter, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract set forth in Section 2.12(a) or
Section 2.11(g) of the Company Disclosure Letter. Each Contract is in full force and effect and, except as otherwise disclosed in

Section 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

               (c) Set forth on Section 2.12(c) is a list of the Contracts with and the appropriate percentage of business attributable to, the five largest customers of the Company, during the year 2000, and the five most significant suppliers to the Company, during the period from May 31, 1999 to May 31, 2000, in addition to any sole-source suppliers of significant goods or services (other than electricity, gas, telephone or water) to the Company with respect to which alternative sources of supply are not readily available on comparable terms and conditions.

        2.13 Interested Party Transactions. No officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any Contract set forth in Section 2.12(a),
Section 2.12(c) or Section 2.11(g) of the Company Disclosure Letter; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

        2.14 Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.15 Litigation. There is no action, suit or proceeding of any nature pending, or to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. There is no investigation pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. Section 2.15 of the Company Disclosure Letter sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

        2.16 Insurance. Set forth on Section 2.16 of the Company Disclosure Letter is a list of all insurance policies that are material to the Company, and such policies are, and at all times during the past two years have been, in full force and effect. With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.17 Minute Books. The minute books of the Company provided to counsel for Parent are the only minute books of the Company and contain an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of incorporation of the Company.

        2.18   Environmental Matters.

               (a) Hazardous Material. The Company has not operated any underground storage tanks, and has no knowledge of the existence, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. The Company has not released any amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be Hazardous Material. No Hazardous Materials are present as a result of the actions or omissions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. The Company has not engaged in any Hazardous Materials Activities.

               (c) Permits. The Company currently holds all material Environmental Permits necessary for the conduct of the Company's Hazardous Material Activities and other businesses of the Company as such activities and businesses are currently being conducted.

               (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental Liability.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth in Section 2.19 of the Company Disclosure Letter, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure Letter sets forth the principal terms and conditions of any Contracts with respect to such fees. Section 2.19 of the Company Disclosure Letter also sets forth the Company's current reasonable estimate of all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20   Employee Matters and Benefit Plans.

               (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.20(a)(i) below (which definition shall apply only to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder;

                      (ii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                      (iii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                      (iv)   "DOL" shall mean the Department of Labor;

                      (v) "Employee" shall mean any current or former or retired employee, consultant or director of the Company or any Affiliate;

                      (vi) "Employment Contract" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                      (vii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                      (viii) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                      (ix) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                      (x) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Section 2.20(b) of the Company Disclosure Letter contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employment Contract. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Contract, to modify any Company Employee Plan or Employment Contract (except to the extent required by law or to conform any such Company Employee Plan or Employment Contract to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Contract.

               (c) Documents. The Company has made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Contract including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. Except as set forth on Section 2.20(d) of the Company Disclosure Letter, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including, but not limited to, ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) Pension Plan. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

               (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

               (g)    No Post-Employment Obligations. Except as set forth in
Section 2.20(g) of the Company Disclosure Letter, no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

               (h) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

               (i)    Effect of Transaction.

                      (i) Except as set forth in Section 2.20(i) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Contract, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                      (ii) Except as set forth in Section 2.20(i) of the Company Disclosure Letter, no payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code.

               (j) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Company's knowledge, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

               (k) Labor. No work stoppage or labor strike against the Company is pending, or to the Company's knowledge, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.20(k) of the Company Disclosure Letter, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.20(k) of the Company Disclosure Letter, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (l) International Employee Plan. The Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        2.21 Bank Accounts, Powers, etc. Set forth in Section 2.21 of the Company Disclosure Letter is a list of each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto.

        2.22 Third Party Expenses. The Third Party Expenses incurred by the Company, the Founding Shareholder, Company Shareholders and the Shareholder Representative have been paid in full as of the Closing Date.

        2.23 Representations Complete. None of the representations or warranties made by the Company, nor any statement made in any schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the shareholders of the Company in connection with soliciting their consent to this Agreement and the Merger (other than Parent's SEC filings and any other information provided by Parent to Company for purposes of soliciting the consent of Company Shareholders), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDER
                                 REPRESENTATIVE

        3.1 Shareholder Representations and Covenants. By and on behalf of each Company Shareholder, the Shareholder Representative hereby severally represents, warrants, acknowledges, covenants and agrees as follows:

               (a) The shares of Parent Common Stock are being acquired pursuant to the terms and subject to the conditions of this Agreement for each Company Shareholder's own account for investment purposes only and not with a view to the distribution thereof in violation of the Securities Act or any state securities or "blue sky" law;

               (b) The shares of Parent Common Stock, at the time of issuance, are not being registered under the Securities Act or any state securities or "blue sky" law and such shares will not be sold or otherwise disposed of except in compliance with the Securities Act or in reliance upon an exemption therefrom;

               (c) Each Company Shareholder or its representative has such knowledge and experience in financial and business matters that such shareholder is capable of evaluating the merits and risks of the prospective investment in the shares of Parent Common Stock and able to bear the economic consequences thereof and each Company Shareholder, except for those Company Shareholders set forth in Section 3.1(c) of the Company Disclosure Letter, qualifies as an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act;

               (d) In making the decision to invest in the shares of Parent Common Stock, each Company Shareholder has relied upon its own independent investigations and, to the extent believed by a Company Shareholder to be appropriate, such Company Shareholder's representatives, including professional, tax and other advisors, and has not relied upon any representation or warranty from Parent, the Company or any of their directors, officers, employees, agents, affiliates or representatives with respect to the value of the shares of Parent Common Stock;

               (e) Neither Parent nor the Company has made any representation, warranty, acknowledgement or covenant, in writing or otherwise, to any of the Company Shareholders regarding the tax consequences, if any, of the sale and purchase of the capital stock of the Company or of the resale of the shares of Parent Common Stock by the Company Shareholders;

               (f) Each Company Shareholder and each Company Shareholder's representatives have been given a full opportunity to examine all documents relating to the transactions contemplated hereby, including this Agreement and the Related Agreements, and to ask questions of, and to receive answers from, the Company, Parent and their respective representatives concerning, the terms of the sale and purchase of the capital stock of the Company, the Company Shareholders' investment in the shares of Parent Common Stock and the business of Parent and such other information as desired in order to evaluate an investment in the shares of Parent Common Stock, and all such questions have been answered to the full satisfaction of each Company Shareholder;

               (g) Each Company Shareholder has been furnished with all publicly available information about Parent's assets, operations, and business activities which such shareholder has requested and which such shareholder considers necessary or relevant to enable such shareholder to make a decision about the acquisition of shares of Parent Common Stock;

               (h) Each Company Shareholder has evaluated the merits and risks of an investment in the shares of Parent Common Stock and has determined that the shares of Parent Common Stock are a suitable investment for such shareholder in light of such shareholder's overall financial condition and prospects;

               (i) Each Company Shareholder has been advised, and is aware, that the market prices of shares of stock of publicly traded companies fluctuate and that there can be no assurance as to the future performance of any given securities, including the shares of Parent Common Stock;

               (j) Each Company Shareholder owns beneficially and of record, and has good and marketable title to, the capital stock of the Company set forth opposite such shareholder's name in Section 2.2(a) of the Company Disclosure Letter, free and clear of any Lien and, upon delivery of and payment for the capital stock of the Company as herein provided, Parent will acquire good and marketable title thereto, free and clear of any Lien;

               (k) Each Company Shareholder does not own of record or beneficially any other shares of, or, except as set forth on Section 2.2(a) of the Company Disclosure Letter, any Company Options with respect to, capital stock of the Company other than as set forth on Section 2.2(b) of the Company Disclosure Letter; and

               (l) Each Company Shareholder has all requisite legal right, power and authority to enter into this Agreement and the Related Agreements to which such shareholder is a party and to agree to the transactions contemplated hereby and thereby and to perform all of such shareholder's obligations hereunder and thereunder.

               (m) The parties hereto acknowledge and agree that the foregoing representations and warranties do not limit or otherwise modify the representations and warranties of the Parent and Merger Sub in Article IV of this Agreement or the right of the Company Shareholders to rely thereon.

        3.2    Restrictions on Transfer.

               (a) Each Company Shareholder agrees that it will not Transfer any of the shares of Parent Common Stock (or any interest therein) except upon the terms and conditions specified herein, and each Company Shareholder will cause any subsequent holder of such shareholder's shares of Parent Common Stock to agree to take and hold the shares of Parent Common Stock subject to the terms and conditions of this Agreement, if such shares of Parent Common Stock are required to include a legend pursuant to Section 3.2(b) hereof.

               (b) Without limiting the provisions of Section 3.2(c), each certificate representing the shares of Parent Common Stock issued to the Company Shareholders or to any subsequent shareholder shall include a legend in substantially the following form; provided, however, that such legend shall not be required (and shall be removed) if a Transfer is being made in connection with a sale of shares of Parent Common Stock registered under the Securities Act, or in connection with a sale in compliance with Rule 144 under the Securities Act (as such Rule may be amended from time to time) (each, a "Public Sale") or if the opinion of counsel referred to in Section 3.2(d) hereof is to the further effect that neither such legend nor the restrictions on transfer in this Article III are required in order to ensure compliance with the Securities Act.

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) IN COMPLIANCE WITH RULE 144 OR (III) PURSUANT TO AN OPINION OF COUNSEL FOR DIGITAL IMPACT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

               (c) Prior to any proposed Transfer of any shares of Parent Common Stock by any Company Shareholder, such shareholder shall give written notice to Parent of its intention to effect such Transfer, which notice shall set forth the date of such proposed Transfer. Such Company Shareholder also shall furnish to Parent (i) a written agreement by the proposed transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement, except with respect to any such shares which are being sold in a Public Sale and (ii) except with respect to any shares of Parent Common Stock which have been registered under the Securities Act, a written opinion of such shareholder's counsel, in form reasonably satisfactory to Parent, to the effect that the proposed Transfer may be effected without registration under the Securities Act.

        The restrictions set forth in this Article III shall terminate and cease to be effective with respect to shares of Parent Common Stock (i) upon the sale of any such shares of Parent Common Stock, if the shares of Parent Common Stock in respect of which such sale occurs have been registered under the Securities Act pursuant to the Registration Rights Agreement or otherwise, (ii) upon receipt by Parent of an opinion of counsel (which counsel is reasonably acceptable to Parent), in form and substance reasonably satisfactory to Parent, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of such shares of Parent Common stock, or (iii) upon the expiration of the two-year period referred to in Rule 144(k) under the Securities Act (as such Rule may be amended from time to time), if, pursuant to Rule 144(k), such Company Shareholder was not an "affiliate" of Parent at the time of the sale of the securities and had not been an "affiliate" of Parent during the preceding three months. Upon the occurrence of any of the foregoing events as to any Company Shareholder, Parent shall instruct its transfer agent to promptly remove the legend as to restrictions on sale or transfer set forth in Section 3.2(b) from the certificates representing shares of Parent Common Stock received by such Company Shareholder pursuant to this Agreement.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company and the Founding Shareholder as follows:

        4.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would be material to Parent and Merger Sub as a whole.

        4.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been, or will be by the Effective Time, duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or limiting creditors' rights generally, and by rules of law governing specific performance, injunctive relief or other equitable remedies.

        4.3 SEC Reports. All documents filed by Parent with the SEC pursuant to the Securities Act and the Exchange Act, were filed on a timely basis, complied in form in all material respects with such acts, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        4.4 Valid Issuance. Parent has taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article I hereof. All shares of Parent Common Stock issued pursuant to Article I will, when issued in accordance with the terms hereof, be validly issued, fully paid and nonassessable, and no person will have any preemptive right of subscription or purchase in respect thereof.

        4.5    No Conflicts.

               (a) The execution and delivery of this Agreement by Parent does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time, or both):

                      (i) conflict with, contravene or result in any violation of any provision of the certificate of incorporation or bylaws of Parent or any resolution adopted by the board of directors of Parent,

                      (ii) conflict with, contravene, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation, or result in loss, suspension, withdrawal, modification or revocation of any benefit under, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets,

                      (iii) cause Parent to become subject to, or become liable for the payment of, any tax other than withholding taxes incurred and required to be paid in connection with the transactions contemplated by this Agreement,

                      (iv) cause any of the assets owned by Parent to be reassessed or revalued by any taxing authority or other Governmental Entity, or

                      (v) impose or create any encumbrance upon or with respect to any of the assets owned or used by Parent.

               (b) No consent, waiver, approval, order of authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any of the events described in Section 4.5(a)(i) through (v) above) is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger with the California Secretary of State, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State and (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws.

        4.6 No Changes. Since March 31, 2000, except as disclosed in documents filed with the SEC by Parent pursuant to the Securities Act or the Exchange Act, whether or not in the ordinary course of business, there has not been, occurred or arisen any change in or event affecting Parent that has had or may reasonably be expected to have a material adverse effect on the business or capitalization of Parent.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        5.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, any material event involving or adversely affecting the Company or its business, and any contact, discussion or negotiation relating to any issuance of debt or equity to a person or entity other than Parent. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent:

               (a) Enter into any commitment, activity or transaction not in the ordinary course of business, the value of which is greater than $10,000 individually or $25,000 in the aggregate;

               (b) Except as set forth on Section 5.1(b) of the Company Disclosure Letter, transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement with respect to Company Intellectual Property with any person or entity;

               (c) Terminate any employees other than for cause or encourage any employees to resign from the Company;

               (d) Amend or otherwise modify (or agree to do so), or violate the terms of, any of the agreements set forth or described in the Company Disclosure Letter;

               (e)    Commence or settle any litigation;

               (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of the Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, (ii) conversion of Company Preferred Stock and (iii) exercises or conversion of Company Convertible Securities;

               (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options or Company Convertible Securities, issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of Company Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

               (h) Cause or permit any amendments to its articles of incorporation or bylaws;

               (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (j) Sell, lease, license or otherwise dispose of any of the assets or properties of the Company which are not Company Intellectual Property, including, but not limited to, the performance of obligations under contractual arrangements listed in the Company Disclosure Letter existing as of the date hereof, or create any security interest in such assets or properties;

               (k) Grant any loan to any person or entity, incur any indebtedness or guarantee any indebtedness, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money;

               (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any employee or consultant, or increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person, or except as described in Section 5.1(l) of the Company Disclosure Letter, adopt or amend any employee benefit plan or enter into any employment contract;

               (m) Revalue any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (n) Except as set forth in Section 5.1(n) of the Company Disclosure Letter, take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

               (o) Pay, discharge or satisfy, in an amount in excess of $15,000 (in any one case) or $30,000 (in the aggregate) any claim or Liability;

               (p) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (q) Enter into any strategic alliance, joint development or joint marketing arrangement or agreement;

               (r) Fail to pay or otherwise satisfy its monetary obligations as they become due, except such as are being contested in good faith;

               (s) Waive or commit to waive any rights with a value in excess of $5,000 (in any one case) or $10,000 (in the aggregate);

               (t) Cancel, materially amend or renew any insurance policy other than in the ordinary course of business;

               (u) Alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

               (v) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (u) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        5.2 No Solicitation. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, shareholders, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (b) provide information with respect to it to any person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any material portion of its capital stock or assets or any equity interest in the Company or any of its subsidiaries by any person, other than by Parent. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. Except as contemplated by this Agreement, disclosure by the Company of the terms hereof (other than the prohibition of this Section 5.2) shall be deemed to be a violation of this Section 5.2.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

        6.1 Restrictions on Transfer. All certificates representing Parent Common Stock deliverable to any shareholder of the Company pursuant to this Agreement and in connection with the Merger and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split stock dividend, recapitalization, or similar event) also shall bear any legend required by any federal, state, local or foreign law governing such securities, in addition to the legend set forth in Section 3.2 hereof.

        6.2 Access to Information. Upon reasonable notice by Parent or Merger Sub, the Company shall afford Parent and Merger Sub and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time (subject to restrictions contained in confidentiality agreements to which the Company may be subject) to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        6.3 Confidentiality. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 6.2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

        6.4 Expenses. Whether or not the Merger is consummated, all Third Party Expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. In the event of any action for the breach of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action.

        6.5 Public Disclosure. Unless otherwise required by law (including, without limitation, federal and state securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        6.6 Consents. The Company shall use all reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Letter) so as to preserve all rights of and benefits to the Company thereunder.

        6.7 FIRPTA Compliance. On or prior to the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        6.8 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which is likely to cause any representation or warranty of the Company and Parent, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; such that the conditions set forth in Section 7.2 or Section 7.3 would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not limit or otherwise affect any remedies available to the party receiving such notice.

        6.10 Additional Documents and Further Assurances. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        6.11   Reorganization.

               (a) Each of Parent and the Company agrees that it will not take prior to, in connection with or following the Merger as set forth herein, any action that would disqualify such transaction as a reorganization under
Section 368(a) of the Code, and each agrees to treat the Merger consistent therewith, including, but not limited to, complying with Treasury Regulations
Section 1.368.3.

               (b) Neither Parent nor the Company is aware of any fact or circumstances that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        6.12 Quotation of Parent Common Stock on Nasdaq. Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock issued pursuant to Article I hereof to be approved for quotation on the Nasdaq Stock Market's National Market.

        6.13 Employee Benefits. Following the Effective Time, Parent, in its sole discretion, shall either: (a) continue (or cause the Company to continue) to maintain the Company Employee Plans that constitute health, dental and vision plans, programs or arrangements (the "Plans") on substantially the same terms in the aggregate as in effect immediately prior to the Effective Time, or (b) arrange for each participant in the Plans ("Company Participants") to participate in the plans of the Parent ("Parent Plans") on terms no less favorable than those offered to similarly situated employees of Parent, or (c) a combination of clauses (a) and (b). Each Company Participant who continues to be employed by the Company or any of its subsidiaries immediately following the Effective Time shall, to the extent permitted by law and applicable tax qualification requirements, and subject to any generally applicable break in service or similar rule, receive credit for purposes of eligibility to participate and vesting under the Parent Plans for years of service with the Company or its subsidiaries prior to the Effective Time; provided, however, that Company shall provide Parent with records verifying the service of each such employee prior to Closing. Subject to the approval of any insurance carrier and to the extent consistent with law and applicable tax qualification requirements, Parent shall cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans to be waived with respect to such Company Participants and their eligible dependents under any Parent Plans in which they are eligible to participate immediately after the Effective Time. Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any employee of the Company or the funding of any such benefit. Nothing in this Section 6.13 shall be construed to entitle any employee to continue his or her employment for any period of time, nor to interfere with the rights of the Parent and/or the Company to discharge or discipline any employee, to change the terms of any employee's employment, or to amend or terminate employee benefit plans or programs at any time.

        6.14 Company Options. Parent shall take all corporate action necessary to (i) reserve for issuance a sufficient number of shares of Parent Common Stock for issuance upon the exercise of Company Options assumed by Parent pursuant to
Section 1.6(e) hereof, and (ii) as soon as commercially practicable after the Closing, file a registration statement on Form S-8 for such shares of Parent Common Stock.

        6.15 Option Acceleration. On or prior to the Closing, the Company shall use its reasonable efforts to enter into with all employees of the Company who are employed immediately prior to the Closing and who are holders of Company Options (each, an "Employee Option Holder") an amendment to each Employee Option Holder's Company Option agreement providing that, in the event an Employee Option Holder is terminated by Parent or the Company solely without Cause or in the event that an Employee Option Holder terminates employment for Good Reason, within twelve (12) months after the Effective Time, a number of unvested shares subject to his or her option shall immediately vest in an amount equal to the unvested shares subject to the option that would have vested had the Employee Option Holder remained employed by Parent or the Company for an additional twelve (12) months after his or her termination date (with such unvested shares being treated as vesting monthly at a rate of 1/48th of the shares subject to the option, beginning on the Employee Option Holder's date of termination, in the event such unvested shares are subject to cliff vesting restrictions).

                                  ARTICLE VII

                              CONDITIONS TO CLOSING

        7.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of Parent, Merger Sub and the Company to effect the Closing shall be subject to the satisfaction of the following conditions, unless such conditions are waived in writing by all parties:

               (a) No Orders; Legal Proceedings. No Law or Order shall have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor shall any Action have been instituted and remain pending or have been threatened and remain so at what would otherwise be the Closing Date, which prohibits or restricts the transactions contemplated by this Agreement.

               (b) Other Approvals. To the extent required by applicable Law, all Permits and Approvals required to be obtained from any Governmental Entity (including the acceptance and approval of the Agreement of Merger by the Secretary of State of the State of California and the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been received or obtained on or prior to the Closing Date without the imposition of any burdens or conditions materially adverse for the party or parties entitled to the benefit thereof.

               (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all commercially reasonable efforts to have any such decree, ruling, injunction or order vacated.

        7.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company:

               (a) Representations and Warranties and Covenants of Parent. The representations and warranties of Parent herein contained shall be true at the Closing Date with the same effect as though made at such time; Parent shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have delivered to Company Certificates of Parent in form and substance satisfactory to Company, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

               (b) Opinion of Counsel. The Company shall receive at the Closing from Wilson Sonsini Goodrich & Rosati, Professional Corporation, an opinion dated the Closing Date, substantially in the form attached hereto as Exhibit F.

               (c) Registration Rights Agreement. Parent shall have executed the Registration Rights Agreement substantially in the form attached hereto as Exhibit E.

               (d) Shareholder Approval. This Agreement and Merger shall have been approved and adopted by the shareholders of the Company by the requisite vote under applicable law and the Company's Articles of Incorporation.

        7.3 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by Parent:

               (a) Representations and Warranties and Covenants of the Company, the Shareholder Representative and the Founding Shareholder. The representations and warranties of the Company and the Founding Shareholder herein contained shall be true at the Closing Date with the same effect as though made at such time; the Company shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Company shall have delivered to Parent certificates of the Company in form and substance satisfactory to Parent, dated the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to such effect.

               (b) No Material Adverse Change. There shall not have been any material adverse change in or affecting the Business subsequent to December 31, 1999.

               (c) Third Party Consents. Parent shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Section 7.3(c) of the Company Disclosure Letter.

               (d)    Non-competition Agreements. Each of the persons listed in
Section 7.3(d) of the Company Disclosure Letter shall have executed and delivered to Parent a Non-competition Agreement in substantially the form attached hereto as Exhibit A.

               (e)    Shareholders' Agreement. Each of the persons listed in
Section 7.3(e) of the Company Disclosure Letter (holders of 7.5% or more of Company Capital Stock), shall have executed and delivered to Parent the Shareholders' Agreement in substantially the form attached hereto as Exhibit B.

               (f) No Dissenters. Holders of more than 4.9% of the outstanding shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

               (g) Waiver of Liquidation Preference. Parent shall have been furnished with a written waiver of the liquidation preference set forth in
Section 3(c) of the Company's Amended and Restated Articles of Incorporation from each holder of shares of Company Preferred Stock.

               (h) Debt or Equity Financing. Any issuance of equity or incurrence of debt by the Company after the date hereof and prior to the Closing shall have been approved in writing by Parent in its sole discretion prior to any such issuance of equity or incurrence of debt.

               (i) Opinion of Counsel. Parent shall receive at the Closing from Stradling Yocca Carlson & Rauth, counsel to the Company, an opinion dated the Closing Date, in form and substance substantially as set forth in Exhibit G.

               (j) Resignation of Directors and Officers. The directors and officers of the Company shall have submitted their resignations in writing to the Company. Such resignations of directors and officers (in such capacity) shall be effective as of the Closing.

               (k) Key Persons. The persons listed in Section 7.3(k) of the Company Disclosure Letter shall be employed by the Company in the same capacity as currently employed.

               (l) Nasdaq Compliance. Parent's shareholders shall have voted in favor of the issuance of Parent Common Stock to be issued in the Merger if required by regulations of The Nasdaq Stock Market's National Market.

               (m) Termination of Investor Rights. Company shall have terminated any and all Contracts granting registration rights, co-sale rights or preemptive rights to any Company Shareholder.

                                  ARTICLE VIII

                                 INDEMNIFICATION

        8.1 Indemnification by Company Shareholders. Subject to Section 8.4 below, the Company Shareholders shall jointly and severally indemnify, save and hold harmless Parent, Merger Sub and the Surviving Corporation and their respective directors, officers, employees, affiliates, agents and assigns (each an "Indemnified Buyer Party"), from and against any and all Losses (whether or not arising out of third-party claims) incurred by an Indemnified Buyer Party in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by the Company, the Founding Shareholder or the Shareholder Representative in this Agreement or in any certificate, instrument or agreement delivered by any of such parties pursuant hereto or thereto (ii) any breach of any covenant or agreement made by the Company, the Founding Shareholder or the Shareholder Representative in this Article V or VI of Agreement or in any certificate, instrument or agreement delivered by any of such parties pursuant hereto or thereto; (iii) any third party claims or demands arising in connection with any product or service sold, or otherwise arising in connection with the conduct of the Business, prior to the Closing that are asserted after the Closing except in cases where such demands or claims are accrued for in the Company Financials or are otherwise disclosed in the Company Disclosure Letter
(iv) any Losses arising from or related to any Dissenting Shares solely in the event and to the extent that Parent is required to pay any Company Shareholder an amount in excess of the amounts described in Section 1.6 with respect to such Dissenting Shares, or (v) any Losses for or in respect of Third Party Expenses.

        The term "Losses" as used in this Section 8.1 is not limited to matters asserted by third parties against any indemnified party, but includes Losses incurred or sustained by an Indemnified Buyer Party in the absence of third party claims. Payments by any Indemnified Buyer Party of amounts for which such Indemnified Buyer Party is indemnified hereunder shall not be a condition precedent to recovery.

        The Founding Shareholder and the Shareholder Representative agree to notify Parent of any Liabilities, claims or misrepresentations, breaches or other matters covered by this Article VIII upon discovery or receipt of notice thereof (other than from Parent), whether before or after the Closing.

        8.2 Indemnification by Parent. Parent shall indemnify, save and hold harmless the Company Shareholders and their respective directors, officers, employees, affiliates, agents and assigns (each an "Indemnified Seller Party", and together with an Indemnified Buyer Party, an "Indemnified Party") from and against any and all Losses incurred by an Indemnified Seller Party in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by Parent in this Agreement; or (ii) any breach of any covenant or agreement made by Parent in this Agreement.

        8.3    Procedure.

               (a) Cooperation. The Indemnified Party shall cooperate in all reasonable respects with the indemnifying party and its representatives (including, without limitation, its attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may at its own cost, participate in negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

               (b) Defense of Claim. If a claim for Losses (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this
Article VIII. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder for any purpose shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been damaged by such failure. After such notice, except as provided in the following sentence, if the indemnifying party shall acknowledge in writing to the Indemnified Party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice but in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party, in which event the Indemnified Party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing (provided, however, in no event shall the indemnifying party be obligated to engage more than one (1) additional counsel) and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Company Shareholders may assume the defense of a lawsuit or action as described in the preceding sentence only if the Company Shareholders agree to be responsible for all Claims for Losses related to such lawsuit or action and if there are sufficient moneys available held pursuant to the Escrow Agreement to cover all such Claims for Losses.

        If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party assumes the defense of the lawsuit or action, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action affected pursuant to and in accordance with this Article VIII and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an Indemnified Party from and against any Losses by reason of such settlement or judgment.

        8.4    Limitation on Indemnification; Escrow.

               (a) The indemnification obligations with respect to any breach of any representation, warranty, covenant or agreement pursuant to Section 8.1 or 8.2, respectively, shall be limited to Claims for Losses made prior to last date of survival thereof referred to in Section 11.12 and any Claim for Losses shall survive until its final resolution.

               (b) Parent, Merger Sub and the Surviving Corporation may not recover Losses from the Company Shareholders pursuant to Section 8.1(i) and
(iii) until the aggregate amount of Losses relating to such Claims for which such parties, in the aggregate are seeking indemnification under Section 8.1(i) and (iii) exceeds $100,000 (the "Threshold") provided, however, that in the event the aggregate amount of Losses for which such parties are seeking indemnification pursuant to Section 8.1(i) and (iii) exceeds the Threshold, such parties may recover the full amount of such damages; and provided, further, that Claims for Losses (A) pursuant to Sections 8.1(i) and (iii) resulting from a breach of the representations and warranties set forth in Section 2.2 and (B) pursuant to Section 8.1(ii) shall not be subject to the Threshold, but shall be recoverable from the first dollar. Notwithstanding the foregoing, the maximum amount of Losses for which Company Shareholders shall be liable pursuant to
Section 8.1 shall, subject to Section 8.4(c) hereof, be limited to the Escrow Amount on the Closing Date. The full Escrow Amount shall be deposited in escrow in accordance with Section 8.4(c) hereof and, except for Claims for Losses resulting from a breach of the representations and warranties set forth in
Section 2.8 hereof, the indemnification obligations of the Company Shareholders after the Closing Date under Section 8.1 hereof, subject to Section 8.4(c) hereof, shall be satisfied solely from such escrowed funds; provided, however, that nothing contained herein shall constitute a waiver by Parent or Merger Sub as a limitation of any of their rights or remedies against any party based on fraud or intentional misrepresentation. The indemnification provisions of this
Article VIII shall be the exclusive remedy available to any party hereto for money damages in the event of any breach by any other party hereto of any representation, warranty, covenant or agreement set forth in this Agreement.

               (c) The Company Shareholders and Shareholder Representative agree that at the Effective Time Parent shall deduct from the aggregate Merger Consideration to be paid in the Merger the Escrow Amount. Parent shall deposit such shares of Parent Common Stock with the escrow agent to be held and disbursed in accordance with the terms of the Escrow Agreement. Parent, the Company and the Company Shareholders agree to promptly give any necessary instructions to the escrow agent to cause such shares of Parent Common Stock to be placed in the custodial account. Parent, Merger Sub and Surviving Corporation shall have the right to make a Claim hereunder prior to the time at which the Threshold that is applicable to such Claim has been surpassed for the purposes of asserting such claim within the relevant survival period of the applicable indemnification obligation and any such Claim made within such period shall, to the extent such Threshold ultimately is met prior to the one (1) year anniversary of the Closing Date, survive until its final resolution.

               (d) The Company Shareholders may not recover Losses from the Parent pursuant to Section 8.2(i) until the aggregate amount of Losses for which such parties, in the aggregate, are seeking indemnification pursuant to Section 8.2(i) exceeds the Threshold; provided, however, that in the event the aggregate amount of Losses for which such parties are seeking pursuant to

Section 8.2(i) exceeds the Threshold, such parties may recover the full amount of such Losses. Notwithstanding the foregoing, the maximum amount of Losses for which Parent shall be liable pursuant to Section 8.2(i) shall be an amount equal to Escrow Amount. The Company Shareholders shall have the right to make a Claim hereunder prior to the time at which the Threshold that is applicable to such Claim has been surpassed for the purpose of asserting such Claim within the relevant survival period of the applicable indemnification obligation and any such Claim within such period shall, to the extent such Threshold ultimately is met, survive until its final resolution.

               (e) Neither (i) the termination of the representations or warranties contained herein, nor (ii) the expiration of the indemnification obligations described above, will affect the rights of a Person in respect of any Claim made by such Person received by the indemnifying party prior to the expiration of the applicable survival period provided herein.

               (f) The Company Shareholders' liability for Losses arising out of or caused by any action based on fraud or intentional misrepresentation by a Company Shareholder shall be several, and not joint, and a Company Shareholder who commits fraud or makes an intentional misrepresentation, shall be liable for the entire amount of such Losses without regard to any limitation set forth herein.

               (g) All Losses to be paid hereunder to an Indemnified Party shall be paid net of any amounts actually received by such Indemnified Party under guaranties or indemnities from third parties or insurance policies; provided, however, that nothing herein shall obligate an Indemnified Party to make available to it an offset against Losses.

               (h) Except in cases based on fraud and intentional misrepresentation, no Company Shareholder shall be obligated to indemnify any Indemnified Party hereunder for more than their pro rata portion of any Claims or Losses (including, with limitation, any Claims or Losses resulting from a breach of the representations and warranties set forth in Section 2.8 hereof), which shall be equal to their pro rata portion of the Merger Consideration received pursuant to Section 1.6.

                                   ARTICLE IX

                           TERMINATION OF OBLIGATIONS

        9.1 Termination of Agreement. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement may be terminated at any time before the Closing as follows and in no other manner:

               (a)    By mutual consent in writing of Parent, Company and Merger
Sub.

               (b) By Parent by written notice to the Company if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligations of Parent to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.3.

               (c) By the Company by written notice to Parent if any event occurs or condition exists which would render impossible the satisfaction of one or more conditions to the obligation of the Company to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 or 6.2.

               (d) By Parent or the Company if there has been a material misrepresentation or other material breach by the other party (or, in the case of Parent, by the Founding Shareholder, the Shareholder Representative or the Company) in its representations, warranties and covenants set forth herein.

               (e) By Parent, if the Company solicits, encourages, initiates or negotiates any other sale or combination of the Company or of the Business or any substantial part thereof.

               (f) By Parent or the Company if the Closing has not occurred prior to the end of business on September 15, 2000 unless extended in writing by Parent and the Company.

               (g) By Parent or the Company, if the Average Stock Price is less than $5.00 or if the per share closing price of Parent Common Stock as reported on the Nasdaq Stock Market's National Market on any trading day during the five (5) consecutive trading days prior to the Closing Date is less than $5.00.

        9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company or the Founding Shareholder, or their respective officers, directors or shareholders; provided, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further that, the provisions of Sections 6.3, 6.4, 6.5, 11.9, 11.12, 11.13, 11.14, Article VIII and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

                                   ARTICLE X

                                   DEFINITIONS

        10.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

               (a) the terms defined in this Article X have the meanings assigned to them in this Article X and include the plural as well as the singular,

               (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles,

               (c) all references in this Agreement to designed "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement,

               (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and

               (e) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

               As used in this Agreement and the Exhibits delivered pursuant to this Agreement, the Parent Disclosure Letter and Company Disclosure Letter, the following definitions shall apply:

                "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

                "Aggregate Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the Numerator and (B) the denominator of which shall be $8.973; provided, however, that if the Average Stock Price is greater than $13.00 then the Aggregate Share Number shall mean the number of shares of Parent Common Stock equal to the quotient, (A) the numerator of which shall be the Numerator, and (B) the denominator of which shall be $8.973 multiplied by the Average Stock Price divided by 13; provided, further, that if the Average Stock Price is less than $5.00, then the Aggregate Share Number shall mean the number of shares of Parent Common Stock equal to the quotient, (A) the numerator of which shall be the Numerator, and (B) the denominator of which shall be $8.973 multiplied by the Average Stock Price divided by 5.

               "Aggregate Common Share Number" means that number obtained by multiplying the (A) the Aggregate Share Number, by (B) the percentage of the Company's fully diluted shares that are convertible into Company Common Stock, excluding shares of Preferred Stock.

               "Aggregate Liquidation Preference" means the aggregate liquidation preference, in dollars, for all Company Series A Preferred Stock, Company Series B Preferred Stock and Company Series C Preferred Stock pursuant to Sections 3.a and 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999.

               "Aggregate Preferred Share Number" means that number obtained by multiplying (A) the Aggregate Share Number, by (B) the percentage of the Company's fully diluted shares that are convertible into the Company's Preferred Stock.

               "Aggregate Series A Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series A Return on

Capital Amount and (2) the Series A Balance, and (B) the denominator shall be the Average Stock Price.

               "Aggregate Series B Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series B Return on Capital Amount and (2) the Series B Balance, and (B) the denominator shall be the Average Stock Price.

               "Aggregate Series C Share Number" means that number of shares of Parent Common Stock equal to a quotient, (A) the numerator of which shall be the sum of (1) the Series C Return on Capital Amount and (2) the Series C Balance, and (B) the denominator shall be the Average Stock Price.

               "Agreement" means this Agreement, as may be amended or supplemented together with all Exhibits attached hereto.

               "Agreement of Merger" means an agreement of merger to be filed with the Office of the Secretary of State of the State of California, substantially in the form of Exhibit C.

               "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.

                "Audited Company Financials" has the meaning set forth in
Section 2.5 hereof.

                "Average Stock Price" means the average of the per share closing price of Parent Common Stock as reported on the Nasdaq Stock Market's National Market for each trading day during the period of twenty (20) consecutive trading days ending three (3) consecutive trading days before the Closing.

               "Business" means the business of the Company, and shall be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets (including intangible assets), properties, anticipated revenues, prospects, liabilities, goodwill and personnel.

               "California Code" means the California Corporations Code.

               "CERCLA" means the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended.

               "Cause" shall mean (i) an act of dishonesty by Employee Option Holder intended to result in gain or personal enrichment of Employee Option Holder which causes material harm to the reputation of Parent or its affiliates,
(ii) Employee Option Holder personally engaging in illegal conduct with causes harm to the reputation of Parent or its affiliates, (iii) Employee Option Holder's continued failure to substantially perform the duties and obligations of his employment which are not remedied within thirty (30) days after notice thereof from Parent's board of directors, (iv) Employee Option Holder being convicted or found liable for a felony, misdemeanor or gross misdemeanor relating to an act of dishonesty or fraud against, or a misappropriation of property belonging to, Parent or its affiliates, (v) Employee Option Holder's engagement in substance abuse which substantially impairs his ability to perform the duties and obligations of Employee Option Holder's employment or causes harm to the reputation of Parent, (vi) Employee Option Holder personally engaging in any act of moral turpitude that causes material harm to the reputation of Parent, (vii) Employee Option Holder knowingly and intentionally breaching in any material respect the terms of this Agreement (or any confidentiality agreement or invention or proprietary information agreement with the Company or Parent) or
(viii) Employee Option Holder's commencement of employment with another employer while he is an employee of Parent without the prior consent of Parent's board of directors.

               "Certificate" means a certificate representing outstanding shares of capital stock of the Company immediately before the Effective Time.

               "Claim" has the meaning set forth in Section 8.3.

               "Claim Notice" has the meaning set forth in Section 8.3.

               "Closing" has the meaning set forth in Section 1.2.

                "Closing Date" has the meaning set forth in Section 1.2.

                "Code" means the Internal Revenue Code of 1986, as amended.

                "Common Stock Exchange Ratio" means that number equal to a quotient, (A) the numerator of which shall be the Aggregate Common Share Number and (B) the denominator of which shall be the total number shares of Company Common Stock assuming full exercise of all warrants and Company Options.

               "Company" has the meaning set forth in the preamble hereto.

               "Company Capital Stock" means shares of Company Common Stock and Company Preferred Stock.

               "Company Common Stock" means shares of common stock, no par value, of the Company.

               "Company Convertible Security" means any capital stock of the Company or other equity interest of the Company or any security convertible into or exchangeable for capital stock of the Company or any warrant or option or other similar right to acquire any of the foregoing securities.

               "Company Disclosure Letter" means the disclosure letter supplied by the Company to Parent.

               "Company Financials" has the meaning set forth in Section 2.5 hereof.

               "Company Intellectual Property" means any Intellectual Property that is owned by, or exclusively licensed to, the Company.

               "Company Option" means an option to purchase Company Common Stock granted pursuant to the Company Stock Plan.

               "Company Participants" has the meaning set forth in Section 6.13.

               "Company Preferred Stock" means shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company.

               "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company.

               "Company Series A Preferred Stock" means shares of Series A Preferred Stock, no par value, of the Company.

               "Company Series B Preferred Stock" means shares of Series B Preferred Stock, no par value, of the Company.

               "Company Series C Preferred Stock" means shares of Series C Preferred Stock, no par value, of the Company.

               "Company Shareholders" means holders of any shares of capital stock of the Company immediately prior to the Effective Time.

               "Company Stock Plan" means the Company's 1997 Stock Plan.

               "Company Warrants" means (i) the warrant to purchase an aggregate of 28,800 shares of Company Series A Preferred at an exercise price of $0.98135 per share held by Venture Lending & Leasing II, Inc. and (ii) the warrant to purchase 19,200 shares of Company Series A Preferred at an exercise price of $0.98135 per share held by Venture Lending & Leasing, Inc., and (iii) the warrant to purchase 20,188 shares of the Company's Series C Preferred at an exercise price of $1.486 held by Silicon Valley Bank.

               "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.

               "Copyright Law" means the Copyright Laws of the U.S., Title 17 U.S.C. section 101 et. seq.

               "Delaware Law" means the Delaware General Corporation Law.

               "Dissenting Shares" means shares of capital stock of the Company held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the California Code and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights.

               "Effective Time" has the meaning set forth in Section 1.2 hereof.

               "Employee Option Holder" has the meaning set forth in Section
6.15.

                "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

               "Environmental Permits" means environmental approvals, permits, licenses, clearances and consents.

               "Equity Securities" means any capital stock or other equity interest or any securities convertible into or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities.

               "ERISA" has the meaning set forth in Section 2.20 hereof.

               "Escrow Agent" means Greater Bay Trust Company or other institution acceptable to Parent and the Shareholder Representative.

               "Escrow Agreement" means the escrow agreement substantially in the form of Exhibit D.

               "Escrow Amount" means that number of shares equal to twenty percent (20%) of the Aggregate Share Number.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Exchange Agent" means the transfer agent of Parent.

               "Exchange Ratio" means the number of shares of Parent Common Stock equal to the quotient obtained by dividing (i) the Aggregate Share Number by (ii) the Total Outstanding Shares (with the result rounded to four decimal places).

               "Founding Shareholder" means David Mariani.

               "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

               "Good Reason" shall mean occurrence of any of the following events without the consent of the Employee Option Holder: (i) any reduction in the Employee Option Holder's compensation as in effect as of July 1, 2000; or
(ii) if the Employee Option Holder shall be required to perform his duties on behalf of the Company at a location more than 50 miles from the location where the Employee Option Holder is currently performing his duties on behalf of the Company.

               "Governmental Entity" means any government or any agency, district, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, governmental or quasi-governmental.

               "Hazardous Materials" means (but shall not be limited to) substances that have been designated by any Governmental Entity or by applicable Law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal energy; or words of similar import, under any law, including, but not limited to, CERCLA; the Federal Water Pollution Control Act, as amended; the Resource Conservation and Recovery Act of 1976, as amended; the Clean Air Act, as amended; and the regulations promulgated pursuant to said laws.

               "Hazardous Materials Activities" means any activity involving (i) the transportation, storage, use, manufacture, disposal, release or exposure of Hazardous Materials to any of the Company's employees or to others in violation of any Law in effect on or before the Effective Time, or (ii) the disposal, transportation, sale or manufacture of any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date of this Agreement to prohibit, regulate or control Hazardous Materials.

               "Indemnified Buyer Party" has the meaning set forth in Section
8.1.

               "Indemnified Party" has the meaning set forth in Section 8.2.

               "Indemnified Seller Buyer" has the meaning set forth in Section 8.2.

                "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

                "IRS" means the Internal Revenue Service or any successor entity.

               "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any Governmental Entity and any Order.

               "Liabilities" means obligations of any nature (absolute, accrued, asserted or unasserted, contingent or otherwise (including, without limitation, pension liabilities) and whether due or to become due).

               "Liens" means liens, pledges, charges, claims, security interests or other encumbrances of any sort.

               "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement that may be imposed on or otherwise incurred or suffered by the specified person.

               "Merger" has the meaning set forth in the recitals hereto.

               "Merger Consideration" has the meaning set forth in Section 1.6.

               "Merger Sub" has the meaning set forth in the preamble hereto.

               "Non-Competition Agreement" means the agreement in the form of Exhibit A hereto to be entered into between the Company and each of David Mariani, Fred Chow and Peter Gerritson.

               "Numerator" means $21,113,745.

               "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

               "Parent" has the meaning set forth in the preamble hereto.

               "Parent Common Stock" means common stock of Parent, par value $0.001 per share.

               "Parent Disclosure Letter" means the disclosure letter delivered to the Company from Parent.

               "Parent Plans" has the meaning set forth in Section 6.13.

               "Permit" means any license, permit, franchise, certificate of authority, or order, or any waiver of the foregoing, required to be issued by any Governmental Entity.

               "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

               "Plans" has the meaning set forth in Section 6.13.

               "Preferred Stock Balance" means the difference between (A) the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price and (B) the Aggregate Liquidation Preference.

               "Public Sale" has the meaning set forth in Section 3.2(b).

               "Registered Intellectual Property" means all United States, international and foreign (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

               "Registration Rights Agreement" means the agreement in the form of Exhibit E hereto between Parent and each of the Company Shareholders set forth on Exhibit A thereto.

               "Related Agreements" means the Non-Competition Agreements, Shareholders' Agreements, Registration Rights Agreement and Escrow Agreement.

               "Return" means a declaration, statement, estimate, report, return or other document or information required to be filed or supplied with respect to Taxes including, where permitted or required, combined or consolidated returns.

                "SEC" means the Securities and Exchange Commission or any successor entity.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Series A Balance" shall be calculated as follows:

                      -   if the Preferred Stock Balance is greater than zero
                          (0), then the "Series A Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series A Preferred

                          Stock (assuming full exercise of all warrants or options that are exercisable for Company Series A Preferred Stock); and

                      - if the Preferred Stock Balance is equal to or less than zero (0), then the "Series A Balance" shall be equal to zero (0).

               "Series A Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series A Share Number, and (B) the denominator of which shall be the total number of shares of Company Series A Preferred Stock assuming full exercise of all warrants and stock options that are exercisable for Company Series A Preferred Stock.

               "Series A Return on Capital Amount" shall be calculated as follows:

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series A Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series A Preferred Stock pursuant to Section 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series A Return on Capital Amount" shall be equal to the product obtained by multiplying the following three numbers: (A) the Aggregate Preferred Share Number, (B) the Average Stock Price, and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series A Preferred Stock.

               "Series B Balance" shall be calculated as follows:

                      -   if the Preferred Stock Balance is greater than zero
                          (0), then the "Series B Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series B Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Company Series B Preferred Stock); and

                      - if the Preferred Stock Balance is equal to or less than zero (0), then the "Series B Balance" shall be equal to zero (0).

               "Series B Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series B Share Number, and (B) the denominator of which shall be the total number of shares of Company Series B Preferred Stock assuming full exercise of all warrants and stock options that are exercisable for Company Series B Preferred Stock.

               "Series B Return on Capital Amount" shall be calculated as follows:

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series B Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series B Preferred Stock pursuant to Section 3.b of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series B Return on Capital Amount" shall be equal to the product obtained by multiplying the following three numbers: (A) the Aggregate Preferred Share Number, (B) the Average Stock Price and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series B Preferred Stock.

               "Series C Balance" shall be calculated as follows:

                      -   if the Preferred Stock Balance is greater than zero
                          (0), then the "Series C Balance" shall be equal to the product obtained by multiplying (A) the Preferred Stock Balance by (B) the percentage of the Company's Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Preferred Stock) that are Company Series C Preferred Stock (assuming full exercise of all warrants or options that are exercisable for Company Series C Preferred Stock); and

                      - if the Preferred Stock Balance is equal to or less than zero (0), then the "Series B Balance" shall be equal to zero (0).

               "Series C Exchange Ratio" means that number equal to a quotient,
(A) the numerator of which shall be the Aggregate Series C Share Number, and (B) the denominator of which shall be the total number of shares of Company Series C Preferred Stock of the Company assuming full exercise of all warrants and stock options that are exercisable for Company Series C Preferred Stock.

               "Series C Return on Capital Amount" shall be calculated as follows:

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is equal to or greater than the Aggregate Liquidation Preference, then the "Series C Return on Capital Amount" shall be equal to the aggregate liquidation preference, in dollars, for the Company Series

                          C Preferred Stock pursuant to Section 3.a of the Company's Amended and Restated Articles of Incorporation filed with the State of California on April 14, 1999; and

                      - if the product of (1) the Aggregate Preferred Share Number and (2) the Average Stock Price is less than the Aggregate Liquidation Preference, then the "Series C Return on Capital Amount" shall be equal to the product obtained by multiplying the following three numbers: (A) the Aggregate Preferred Share Number,(B) the Average Stock Price, and (C) the percentage of the Aggregate Liquidation Preference that relates to Company Series C Preferred Stock.

                "Shareholder Representative" means David Mariani.

               "Shareholders' Agreement" means the agreement in the form of Exhibit B hereto to be entered into between Parent and each officer and director of the Company and each of the Company Shareholders set forth on Exhibit A thereto.

               "Surviving Corporation" has the meaning set forth in Section 1.1.

               "Tax" means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of any affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               "Third Party Expenses" means all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties.

               "Threshold" has the meaning set forth in Section 8.4(b).

               "Total Outstanding Shares" means the aggregate number of shares of Company Common Stock outstanding immediately before the Effective Time, including Company Common Stock issuable upon the exercise of Company Options plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise of or conversion of all Company Convertible Securities and Company Preferred Stock outstanding immediately before the Effective Time.

               "Transfer" means to sell, assign, transfer or otherwise dispose of.

               "Unaudited Company Financials" has the meaning set forth in
Section 2.5 hereof.

                                   ARTICLE XI

                               GENERAL PROVISIONS

        11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)      if to Parent or Merger Sub, to:

                        Digital Impact, Inc.
                        177 Bovet Road, Suite 200
                        San Mateo, Cailfornia 94402
                        Attention: David S. Oppenheimer, Chief Financial Officer Telephone No.: (650) 356-3400
                        Facsimile No.: (650) 356-3410

                        with a copy to:

                        Wilson Sonsini Goodrich & Rosati,
                        Professional Corporation
                        650 Page Mill Road
                        Palo Alto, California 94304
                        Attention: Selim Day, Esq.
                        Telephone No.: (650) 493-9300
                        Facsimile No.: (650) 493-6811

               (ii)     if to the Company, to:

                        MineShare, Inc.
                        3420 Ocean Park Boulevard, Suite 3080
                        Santa Monica, California 90405
                        Attention: Edward Stanislawski, Chief Financial Officer Telephone No.: (310) 396-6463
                        Facsimile No.: (310) 396-5230

                        with a copy to:

                        Stradling Yocca Carlson & Rauth
                        660 Newport Center Drive

                        Suite 1600
                        Newport Beach, California 92660
                        Attention: Bruce Feuchter, Esq.
                        Telephone No.: (949) 725-4000
                        Facsimile No.: (949) 725-4100

               (iii)    if to the Founding Shareholder, to:

                        David Mariani
                        1315 Woodruff Avenue
                        Los Angeles, California 90024
                        Telephone No.: (310) 475-6512

               (iv)     if to the Shareholder Representative, to:

                        David Mariani
                        1315 Woodruff Avenue
                        Los Angeles, California 90024
                        Telephone No.: (310) 475-6512

               (v)      if to the Exchange Agent, to:

                        Computershare Investor Services LLC
                        2 North LaSalle Street
                        Chicago, Illinois 60602
                        Attention: Charles V. Zade
                        Telephone No.: (312) 588-4991 ext. 4753
                        Facsimile No.: (312) 765-8052

        11.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        11.4 Entire Agreement; Assignment. This Agreement and Exhibits hereto, the Company Disclosure Letter, Parent Disclosure Letter and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof (except the Non-disclosure Agreement between the Company and Parent dated April 14, 2000) and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and
(c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

        11.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        11.9 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        11.10 Shareholder Representative. Each Company Shareholder hereby appoints David Mariani as Shareholder Representative, and as the true and lawful agent and attorney-in-fact of each Company Shareholder in his or her name, place and stead, with full power and authority to act, including full power of substitution, in the name of, for and on behalf of each Company Shareholder relating to any matters arising in connection with, or related to the following actions and omissions:

               (a) compromise and settlement of any indemnification claims; and any and all acts and omissions involving the Company Shareholders in any way related to or in furtherance of this Agreement, and the transactions contemplated hereby or thereby;

               (b) provision of instructions and notices for distributions and any other actions under the Escrow Agreement; and

               (c) the representations and warranties contained in Article III hereof.

The Shareholder Representative may make, exchange, acknowledge and deliver any and all agreements, certificates, receipts or other documents, and in general do all things and take all actions, which the Shareholder Representative, in his or her sole discretion may consider necessary or proper in connection with, or to carry out the purposes of the actions or omissions set forth in 11.10(a), (b) and (c) above.

        11.11 Amendments; Waivers. This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

        11.12 Survival. The representations and warranties and agreements contained in or made pursuant to this Agreement shall survive for 12 months after the Closing except that (i) the representations and warranties contained in Section 2.8 shall continue through the expiration of the applicable statute of limitations as the same may be extended, (ii) the agreements made in Article VIII, Section 11.13 and Section 11.14, and this Section 11.12 shall be continuing, (iii) the agreements made in Article VII shall terminate at the Effective Time and (iv) if a Claim or notice is given under Article VIII with respect to any representation, warranty or agreement prior to the applicable expiration date, such representation, warranty or agreement shall continue indefinitely until such Claim is finally resolved.

        11.13 No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided, however, that the Company Shareholders shall be deemed parties hereto by virtue of the execution of this Agreement on their behalf by the Shareholder Representative.

        11.14 Contingent Investment. In the event that the Closing has not occurred by July 31, 2000, then Parent agrees to provide the Company with a loan of $1,000,000 secured by all assets of the Company at an annual interest rate of 10 percent (the "Loan") due and payable on the earlier of (i) one (1) year from the date of the Loan and (ii) the closing of an equity financing by the Company in which the aggregate net proceeds to the Company are at least $1,000,000. The Loan shall be subject to additional terms reasonably agreed upon between Parent and the Company.

        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, The Founding Shareholder and the Shareholder Representative, and with respect to Article I only, the Exchange Agent, have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


DIGITAL IMPACT, INC.                    MINESHARE, INC.


By: /s/ WILLIAM C. PARK                 By: /s/ EDWARD D. STANISLAWSKI
    ------------------------------          ---------------------------------
    William C. Park                         Name: Edward D. Stanislawski
    Chief Executive Officer                 Title: Chief Financial Officer


SHAREHOLDER REPRESENTATIVE              CANDLESTICK ACQUISITION CORP.


/s/ DAVID MARIANI                       By: /s/ WILLIAM C. PARK
----------------------------------          ---------------------------------
David Mariani                               William C. Park
                                            President


COMPUTERSHARE INVESTOR                  FOUNDING SHAREHOLDER
SERVICES, AS EXCHANGE AGENT


By: /s/ CHARLES V. ZADE                 /s/ DAVID MARIANI
    ------------------------------      ----------------------------------------
    Name: Charles V. Zade               David Mariani
    Title: Relationship Manager